Exhibit 10.1

CARDIONET, INC.

MANAGEMENT INCENTIVE PLAN

CARDIONET, INC.

MANAGEMENT INCENTIVE PLAN

1.                                      Purpose

The purpose of the Plan is to enhance the ability of CardioNet to offer incentive compensation to Key Associates by rewarding the achievement of corporate goals and specifically measured individual goals which are consistent with and support the overall corporate goals of CardioNet.  More specifically, through this Plan, CardioNet intends to (i) reinforce strategically important operational objectives; (ii) establish goals relating to revenue and profitability; (iii) provide rewards based on achieving significant Employer and individual goals and objectives; (iv) provide incentives that result in behavior that is consistent with stockholders’ desires of building a stronger company with a higher potential for increased profitability; and (v) incorporate an incentive program in the CardioNet overall compensation program to help attract and retain Key Associates.  Except as otherwise provided, all capitalized terms shall have the meanings set forth in Section 2 below.

2.                                      Definitions

(a)                                  “Award” shall mean the incentive award earned by a Key Associate under the Plan for any Performance Period.

(b)                                 “Base Salary” shall mean the Key Associate’s annual base salary rate in effect at the end of a Performance Period.  Base Salary does not include bonuses (including Awards under this Plan or any other short-term or long-term incentive plan), commissions, expatriate premiums, fringe benefits, (including car allowances), stock option or other equity compensation grants and gains, imputed income from employee benefit programs such as group-term life insurance, or non-recurring earnings, such as moving expenses, but is based on salary earnings before reductions for such items as deferrals under Employer-sponsored deferred compensation plans, contributions under Code section 401(k) and contributions to flexible spending accounts under Code section 125.

(c)                                  “Board” shall mean CardioNet’s Board of Directors as constituted from time to time.

(d)                                 “CardioNet” shall mean CardioNet, Inc., a Delaware corporation.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

(f)                                    “Committee” shall mean the Compensation Committee of the Board.

(g)                                 “Covered Employee” shall have the meaning ascribed to such term in Code section 162(m)(3).

(h)                                 “Effective Date” shall mean                      , 2008.

(i)                                     “Employee” shall mean any individual employed by an Employer other than an individual (i) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (ii) characterized as a “leased employee” within the meaning of Code section 414, or (iii) classified by an Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j)                                     “Employer” shall mean CardioNet and any United States subsidiary of CardioNet.

(k)                                  “Equity Incentive Plan” shall mean CardioNet’s 2008 Equity Incentive Plan, as may be amended from time to time.

(l)                                     “Financial Goals” means, for a Performance Period, the one or more corporate financial goals established by the Committee (in its discretion) to be applicable to a Key Associate with respect to an Award.  Financial Goals may be based on Performance Criteria (as defined in the Equity Incentive Plan) or other criteria in the discretion of the Committee.

(m)                               “Achievement Percentage” means, with respect to each Performance Measure, the extent to which such Performance Measure was achieved as determined by the Committee, expressed as a percentage.

(n)                                 “Individual Objectives” means individual or functional area performance objectives established by the Committee (in its discretion) to be applicable to a Key Associate with respect to an Award.

(o)                                 “Key Associate” for any Performance Period, shall mean an Employee who is designated by the Committee as eligible to participate in the Plan and meets the eligibility requirements described in Section 3 below.

(p)                                 “Overall Achievement Percentage” means, with respect to a Participant, the aggregate Achievement Percentages for the Performance Measures applicable to a Performance Period, with each Achievement Percentage multiplied by the weighting associated therewith, as provided in Section 5(b)(ii).

(q)                                 “Payout Date” means the date on which Awards are paid pursuant to Section 8.

(r)                                    “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Code section 162(m).

(s)                                  “Performance Measures” means the Financial Goals and Individual Objectives.

(t)                                    “Performance Period” shall mean the fiscal year of CardioNet.

(u)                                 “Plan” shall mean this CardioNet, Inc. Management Incentive Plan, as from time to time amended and in effect.

(v)                                 “Target Award Percentage” shall mean with respect to any Performance Period, the percentage of the Key Associate’s Base Salary that the Key Associate would earn as an Award for that Performance Period if the targeted level of performance was achieved for each of the Performance Measures for that Key Associate for the Performance Period.

(w)                               “Target Determination Cutoff Date” means the latest possible date, as determined by the Committee, that the Committee may set the Financial Goals and Target Awards.  For Awards that intend to qualify as “performance-based compensation” under Code Section 162(m), this date will be March 30 of the year in which the Performance Period occurs.

3.                                      Eligibility and Participation

All Key Associates employed by an Employer as of January 1 of each Performance Period shall be eligible to participate in the Plan.  In addition, Employees who are newly hired or are promoted and designated as Key Associates after January 1 of a Performance Period, but prior to October 1 of such Performance Period, will be eligible to participate in the Plan for the portion of the Performance Period following their hiring or promotion, on a prorata basis based on their first day of employment or date of promotion, as applicable.

Employees who are newly hired or are promoted and designated as Key Associates on or after October 1 of a Performance Period shall not be eligible to participate in the Plan for such Performance Period.

Unless specifically excepted, a Key Associate must be actively employed on the Payout Date to be eligible to receive a payment hereunder.  No person shall be automatically entitled to participate in the Plan.

4.                                      Administration

The administration of the Plan shall be consistent with the purpose and the terms of the Plan.  The Plan shall be administered by the Committee, to the extent authority is delegated to the Committee directly or through the Committee charter, or by the Board (in which case all references in this Plan to the Committee shall be deemed to refer to the Board).  The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Key Associates in the Plan, to determine each Key Associate’s Target Award Percentage, to approve all of the Awards, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that with respect to Covered Employees, the Committee shall have final decision-making authority.  All powers of the Committee shall be executed in its sole discretion, in the best interest of CardioNet, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

Awards may be made conditional upon the Key Associate’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determination of the Committee shall be final and binding on the Key Associate, his or her beneficiaries and any other person having or claiming an interest under such Award.  The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on CardioNet, the Employer and all Employees of the Employer, including, the Key Associates and their respective beneficiaries.

5.                                      Performance Measures

(a)                                  Performance Measures.  Each Award shall be tied to the achievement of Financial Goals and Individual Objectives as follows:

(i)                                     Financial Goals.  Employer performance shall be measured based upon the Financial Goal(s) established by the Committee for the Performance Period.  The Committee shall approve the Financial Goals, the method for measuring the Financial Goals and the method for determining the Achievement Percentage with respect to the Financial Goals on or before the later of the Target Determination Cutoff Date and the time of the Key Associate’s participation in the Plan.

(ii)                                  Individual Objectives.  Individual performance shall be measured by the achievement of specified Individual Objectives established by the Committee for the Performance Period.  The Committee shall approve the Individual Objectives, the method for measuring the achievement of the Individual Objectives and the method for determining the Achievement Percentage with respect to the Individual Objectives on or before the later of the Target Determination Cutoff Date and the time of the Key Associate’s participation in the Plan.

(b)                                 Weighting.  For each Performance Period, prior to the later of the Target Determination Cutoff Date and the time of the Key Associate’s participation in the Plan, the Committee will determine what portion of each Key Associate’s Overall Achievement Percentage will be determined by reference to each of the Performance Measures specified for such Key Associate.  Such Key Associate’s Overall Achievement Percentage will then be determined by multiplying the Key Associate’s Achievement Percentage for each of the Performance Measures specified for such Key Employee by the portion of the Target Award relating to such Performance Measure.

6.                                      Determination of Awards

(a)                                  Setting Target Awards.  Prior to the Target Determination Cutoff Date of a Performance Period (or later for any Employee who first becomes a Key Associate after the Target Determination Cutoff Date), the Committee shall determine and document (I) the Employees who shall be Key Associates during that Performance Period (which may be amended during the Performance Period for new Key Associates), (II) each such Key Associate’s Target Award Percentage for that Performance Period, and (III) the Financial Goals and Individual Objectives (and how they are measured and weighted and, for each Performance Measure, how the corresponding Achievement Percentage is calculated) for that Performance Period.  The Employer shall notify each Key Associate of the Key Associate’s Target Award Percentage and the applicable Performance Measures for the Performance Period as soon as administratively practicable after the time the Target Award Percentage and Performance Measures are established for such Performance Period.  The Performance Measures that are established may be (but need not be) different each Performance Period and different Performance Measures may be applicable to different Key Associates.

(b)                                 Earning An Award.  A Key Associate’s Award shall equal the product of the Key Associate’s Overall Achievement Percentage multiplied by the Key Associate’s Target Award Percentage, multiplied by the Key Associate’s Base Salary.

7.                                      Changes to the Target

At any time prior to the Target Determination Cutoff Date and, except with respect to Awards to Covered Employees that the Committee intends to qualify as Performance-Based Compensation, at any time prior to the final determination of Awards, the Committee may:

(a)                                  change the Target Award Percentage of any Key Associate or assign a different Target Award Percentage to a Key Associate to reflect any change in the Key Associate’s responsibility level or position during the course of the Performance Period; and

(b)                                 change the Performance Measures to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in CardioNet’s or the Employer’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in CardioNet’s or the Employer’s corporate structure or shares, or any other change of a similar nature.

8.                                      Payment of Awards

Within 30 days following the approval by CardioNet’s Audit Committee of the Board of CardioNet’s year-end audited financial statements, the Committee will determine and approve the Awards, if any, that will be paid based on the financial results for the Performance Period and each Key Associate’s attainment of his or her Individual Objectives for the Performance Period.  The Committee will announce the Awards that will be paid under the Plan for the Performance Period to each Key Associate as soon as administratively practicable following such approval by the Committee.  Subject to the provisions of Sections 9 and 10 below, payment of the Awards shall be made in a single lump sum cash payment.

9.                                      Limitations on Rights to Payment of Awards

(a)                                  Employment.  No Key Associate shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Key Associate remains in the employ of the Employer through the Payout Date of such Award; provided, however, that the Committee may (in its sole and absolute discretion) provide for exceptions to this rule in such circumstances and upon such terms as the Committee deems appropriate.

(b)                                 Accelerated Payment.  Unless the Committee determines otherwise, in no event will payment be made to any Key Associate with respect to an Award prior to the end of the Performance Period to which it relates.

10.                               Deferred Awards

                                                Notwithstanding any provision to the contrary herein, the Committee may permit a Key Associate to defer receipt of an Award that would otherwise be payable to the Key Associate.  The Committee shall establish rules and procedures for such deferrals, if any, consistent with the applicable requirements of Code section 409A.

11.                               Amendments

The Board or the Committee may at any time amend (in whole or in part) this Plan.  No such amendment which adversely affects any Key Associate’s rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Key Associate shall have agreed thereto.

12.                               Termination

The Board or the Committee may terminate this Plan (in whole or in part) at any time.

13.                               Miscellaneous Provisions

(a)                                  No Employment Right.  This Plan is not a contract between CardioNet or the Employer and the Employees or the Key Associates.  Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Key Associate any right to be retained in the employ of CardioNet or the Employer.  CardioNet is under no obligation to continue the Plan.  Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any Employee of the Employer or to remove the individual from the employment of the Employer at any time, all of which rights and powers are expressly reserved.

(b)                                 No Assignment.  A Key Associate’s right and interest under the Plan may not be assigned or transferred and any attempted assignment or transfer shall be null and void and shall extinguish, in CardioNet’s sole discretion, CardioNet’s obligation under the Plan to pay Awards with respect to the Key Associate.

(c)                                  Unfunded Plan.  The Plan shall be unfunded.  Neither CardioNet nor any Employer shall be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

(d)                                 Withholding Taxes.  The Employer shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.  Each Key Associate shall be responsible for the payment of all individual tax liabilities relating to any such Award.

(e)                                  Type of Plan.  This Plan is intended solely to be an annual bonus plan and is not intended to be a plan subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

(f)                                    Code Section 409A.  The Plan is intended to be exempt from Code section 409A by paying Awards within the “short-term deferral” period set forth at Treas. Reg. §1.409A-1(b)(4).  If and to the extent that any Award is deemed to be deferred compensation subject to the requirements of Code section 409A, payment of such Award shall be made under the Plan only upon an event and in a manner permitted by Code section 409A.  If a payment is not made by the designated Payout Date, the payment shall be made by December 31 of the calendar year in which the designated Payout Date occurs.  To the extent that any provision of the Plan would cause a conflict with the requirements of Code section 409A, or would cause the administration of the Plan to fail to satisfy the requirements of Code section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.  In no event shall a Key Associate, directly or indirectly, designate the calendar year of payment.

(g)                                 Governing Law.  The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.